Exhibit 99.1

Jury Finds Non-infringement of Claim 10 of Finjan’s ‘494 Patent by Juniper
First Trial on One of Several Asserted Patents

EAST PALO ALTO, Calif., -- 12/17/18 -- Finjan Holdings, Inc. (NASDAQ: FNJN), today announced that its subsidiary Finjan, Inc.’s (“Finjan”) first in a series of trials for infringement of several of its U.S. patents against Juniper Network, Inc. (“Juniper”) resulted in a jury verdict of non-infringement. Specifically, a jury found that Juniper’s SRX Gateway network appliances with SkyATP cloud-based scanning systems did not infringe Claim 10 of Finjan’s U.S. Patent No. 8,677,494 (“the ‘494 Patent”). No decision has been made on additional asserted claims of the ‘494 Patent.
The matter is before the Honorable William Alsup (Case No. 3:17-cv-05659-WHA) in the Northern District Court of California, San Francisco. Judge Alsup will decide as part of this first trial whether Claim 10 of the ‘494 Patent comprises patent eligible subject matter, an issue that has been previously decided in the affirmative more than once by District Court Judges in the Northern District of California and the Patent Trial and Appeal Board of the U.S. Patent and Trademark Office. Once all issues and post-trial motions have been decided in this first trial, Finjan will consider its options including whether to appeal to the U.S. Court of Appeals for the Federal Circuit.

In addition, the remaining asserted patents to be tried but not yet scheduled against Juniper, include Finjan’s U.S. Patent Nos. 6,154,844; 6,804,780; 7,418,731; 7,613,926; 7,647,633; 8,141,154, and 8,677,494. Finjan is seeking, among other things, a jury trial and past damages not less than a reasonable royalty, and any other relief as the Court deems proper for these patents.

Finjan has pending infringement lawsuits and appeals against Palo Alto Networks; ESET and its affiliates; Cisco Systems, Inc.; SonicWall, Inc.; Bitdefender and its affiliates; Zscaler, Inc.; Check Point and its affiliates; Rapid7, Inc., Fortinet, Inc. and Qualys, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established over 20 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' strategic initiatives to achieve future growth and deliver value to shareholders ; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com